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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 2)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                               HOST FUNDING, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         1)   Title of each class of securities to which transaction applies:
         2)   Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)   Proposed maximum aggregate value of transaction:
         5)   Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)   Amount Previously Paid:
         2)   Form, Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:


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March 27, 2001


Shareholders of Host Funding, Inc.


Dear Shareholder:


We at Host Funding, Inc. are writing this letter to you to correct some information in the proxy statement that we recently mailed you and to notify you that we have changed the date of the meeting to May 1, 2001 at 10:00 a.m. at the Company's offices at 1640 School Street, Moraga, California 94556. The meeting date was changed in order to comply with the Securities and Exchange Commission's rules regarding advance notice of such meeting after the mailing of all proxy materials. This letter will be filed as Amendment No. 2 to the said proxy statement.

In the Proxy Statement for Special Meeting of Shareholders to be Held in Lieu of the Annual Meeting filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 that we mailed to you on March 12, 2001, we misstated the number of outstanding shares and excluded a five-percent shareholder from the table of SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The correct number of outstanding shares is 2,612,092. The corrected table is attached. The bulk of the difference arises from one omitted shareholder, Hotel Internacional Advisors, LLC, which was issued 1,000,000 Class A common shares on June 30, 2000. Furthermore, the record date was incorrect. The section "Voting at the Meeting" should begin with the sentence "Shareholders of record at the close of business on March 6, 2001 are entitled to notice of, and to vote at, the meeting."

The voting materials you have previously been provided will still be valid for the annual meeting.

If you have any questions, please do not hesitate to call our shareholders relations department at (925) 631-7929. Thank you.

Very Truly Yours,



Glen W. Fuller
Chief Operating Officer
Host Funding, Inc.
1640 School Street, Suite 100
Moraga, CA 94556

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
  Five Percent Shareholders, Directors,                        Shares             Approximate
      Director Nominees and Named                           Beneficially           Percentage
           Executive Officers                                  Owned                of Class
------------------------------------------------    -------------------------- ------------------
MacKenzie Patterson, Inc.(1)
    Class A Common                                           606,838(2)            19.50%
    Series A Convertible Preferred                           500,000(3)              100%

C.E. Patterson(1)
    Class A Common                                           621,838(4)            19.98%
    Series A Convertible Preferred                           500,000(5)              100%

Guy E. Hatfield(6)
    Class A Common                                           378,716(7)            12.17%

Sutter Opportunity Fund, LLC(8)
    Class A Common                                           255,488(9)             8.21%

Robert E. Dixon(8)
    Class A Common                                           255,488(10)            8.21%

William M. Birdsall(1)
    Class A Common                                            20,000                   *

Brian K. Rodgers(1)
    Class A Common                                            10,000                   *

Hotel Internacional
Advisors, LLC ("HIA") (11)
    Class A Common                                         1,000,000(12)           32.13%
    Series A Convertible Preferred                           500,000(3)              100%

Michael S. McNulty(11)
    Class A Common                                         1,000,000(13)           32.13%
    Series A Convertible Preferred                           500,000(14)             100%

All Directors  and  Executive  Officers as a Group
(6 persons)(15)
    Class A Common                                         1,286,042               41.32%
    Series A Convertible Preferred                           500,000                 100%

* Represents holdings of less than one percent.

(1)  1640 School Street, Moraga, CA 94556.
(2) Includes warrants to purchase up to 500,000 shares of Class A Common Stock. Also includes 106,838 shares owned collectively by MP Value Fund, LLC, Accelerated High Yield Pension Investors, Ltd., Accelerated High Yield Income Fund II, Ltd., and Accelerated High Yield Income Fund, Ltd., of which MacKenzie Patterson, Inc. is either the general partner or manager. Mr. Patterson is the President and a Director of MacKenzie Patterson. Mr. Glen W. Fuller may be deemed to be a beneficial owner of the shares owned by MacKenzie Patterson, Inc. by virtue of his position as a Director and an Executive Officer of MacKenzie Patterson. Mr. Fuller disclaims beneficial ownership of such shares.
(3) Hotel Internacional Advisors, LLC ("HIA") has agreed to purchase these shares from

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     MacKenzie Patterson, Inc. but has not yet complied with this agreement.
(4) Includes warrants to purchase 500,000 shares of Class A Common Stock of the Company owned by MacKenzie Patterson, Inc. Also includes 106,838 shares owned collectively by MP Value Fund, LLC, Accelerated High Yield Pension Investors, Ltd., Accelerated High Yield Income Fund II, Ltd., and Accelerated High Yield Income Fund, Ltd., of which MacKenzie Patterson, Inc. is either the general partner or manager. Mr. Patterson may be deemed to be a beneficial owner of the shares owned by MacKenzie Patterson, Inc. by virtue of his position as a Director and President of MacKenzie Patterson. Mr. Patterson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Patterson does own 15,000 shares individually. Mr. Glen W. Fuller may be deemed to be a beneficial owner of the shares owned by MacKenzie Patterson, Inc. by virtue of his position as a Director and an Executive Officer of MacKenzie Patterson, Inc. Mr. Fuller disclaims beneficial ownership of such shares.
(5) Includes 500,000 shares owned by MacKenzie Patterson, Inc. of which Mr. Patterson serves as President and a Director. HIA has agreed to purchase these shares from MacKenzie Patterson, Inc. but has not yet complied with this agreement. C.E. Patterson, the Company's Chief Executive Officer, may be deemed to be a beneficial owner of the shares owned by MacKenzie Patterson by virtue of his position as a Director and President of MacKenzie Patterson. Mr. Patterson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Glen W. Fuller may be deemed to be a beneficial owner of the shares owned by MacKenzie Patterson by virtue of his position as a Director and an Executive Officer of MacKenzie Patterson. Mr. Fuller disclaims beneficial ownership of such shares.
(6)  230 West Laurel Street, #1003, San Diego, CA 92101.
(7) Includes 1,106 shares held in an Individual Retirement Account with Sunwest Federal Credit Union for the benefit of Mr. Hatfield's wife, Dorothy Hatfield; 1,574 shares held in an Individual Retirement Account with Sunwest Federal Credit Union for the benefit of Mr. Hatfield; 425 shares held in trust by Mr. Hatfield, as trustee, for the benefit of Mr. Hatfield and his wife; 240,000 shares held in the Hatfield Family Trust; 340 shares held by Sunwest Federal Credit Union for the benefit of Mr. Hatfield's son, Scott J. Hatfield; and 340 shares held in the name of Scott J. Hatfield, of which Mr. Hatfield may be deemed the beneficial owner. Mr. Hatfield disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(8)  595 Market Street, Suite 2100, San Francisco, CA 94105.
(9) Includes 22,500 shares owned by Sutter Capital Management, LLC, the manager of Sutter Opportunity Fund, LLC, which owns 232,988 shares. Mr. Dixon is the managing member of Sutter Capital, which is the manager of Sutter Opportunity.
(10) Includes 22,500 shares owned by Sutter Capital Management, LLC and 232,988 shares owned by Sutter Opportunity Fund, LLC. Robert E. Dixon, one of the Directors of the Company, is the managing member of Sutter Capital and thereby controls Sutter Opportunity. Mr. Dixon may be deemed to be a beneficial owner of the shares owned by Sutter Capital and Sutter Opportunity by virtue of his position as the managing member of Sutter Capital. Mr. Dixon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(11) 6116 N. Central Expressway, Suite 1313, Dallas, TX 75206.
(12) McNulty is the managing member of HIA.
(13) Mr. McNulty may be deemed to be a beneficial owner of the shares owned by HIA by virtue of his position as a managing member of HIA. Mr. McNulty disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(14) HIA has agreed to purchase these shares from MacKenzie Patterson, Inc. but has not yet complied with this agreement. Mr. McNulty may be deemed to be a beneficial owner of the shares owned by HIA by virtue of his position as a managing member of HIA. Mr. McNulty disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(15) See Notes (4), (5), (7) and (10) above.


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